Exhibit 4.2

No. _______	CORMEDIX INC. Incorporated under the Laws of the State of Delaware	_________ UNITS

UNITS EACH CONSISTING OF TWO SHARES OF COMMON STOCK
AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ___________________________________ IS THE OWNER OF _________________ UNITS.  Each Unit (“Unit”) consists of two (2) shares of common stock, par value $0.001 per share (“Common Stock”), of CORMEDIX INC., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $[___] per share (subject to adjustment).  Each Warrant will become exercisable upon the earlier to occur of the expiration of the underwriters’ over-allotment option as described in the Corporation’s Registration Statement on Form S-1 (Registration No. 333-163380) or the exercise in full of such over-allotment option, and will expire on [___________], 2015.  The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”) between the Corporation and its transfer agent, dated as of [________], 2010, as amended, restated or supplemented from time to time, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement will be on file at the office of the Warrant Agent at 2672 Bayshore Pkwy, Suite 1055, Mountain View, CA 94043, and are available to any Warrant holder on written request and without cost.

The Units represented by this certificate will automatically separate and the Common Stock and Warrant comprising each Unit will trade separately on [________], 2010, unless Maxim Group LLC determines that an earlier date is acceptable for separate trading to begin, in which case the Corporation will publicly announce the date for separate trading to begin.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _______, 2010

CORMEDIX INC. CORPORATE SEAL Delaware
President		Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	________ Custodian __________
TEN ENT	tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act: ____________________ (State)
Additional abbreviations may also be used though not in the above list.

CORMEDIX INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received, __________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________	By: ___________________________________________________

By: ___________________________________________________
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By: ___________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.